News Release

Contacts:

Integra LifeSciences Holdings Corporation

John B. Henneman, III	Investor Relations:
Executive Vice President, Finance and Administration, and Chief Financial Officer (609) 275-0500 jack.henneman@integralife.com	Angela Steinway (609) 936-2268 angela.steinway@integralife.com

Integra LifeSciences Reports Second Quarter 2011 Financial Results

Revenues for the second quarter increased to $193 million

Plainsboro, New Jersey, July 28, 2011 – Integra LifeSciences Holdings Corporation (NASDAQ: IART) today reported its financial results for the second quarter ending June 30, 2011. Total revenues for the second quarter were $193.3 million, reflecting an increase of $14.7 million, or 8%, over the second quarter of 2010. Excluding the impact of currency exchange rates, revenues increased 6% over the second quarter of 2010. We present revenues by product category in a table at the end of this press release.

“All three categories demonstrated solid growth this quarter,” said Stuart Essig, Integra’s Chief Executive Officer. “In addition to the strong performance of our diverse business, we completed a tuck-in acquisition, refinanced our bank facility, issued $230 million in convertible notes, and bought back over one million shares of stock. We believe we are well-positioned to deliver long-term earnings growth.”

The Company reported GAAP net income of $0.7 million, or $0.02 per diluted share, for the second quarter of 2011, compared to GAAP net income of $15.2 million, or $0.50 per diluted share, for the second quarter of 2010.

Adjusted net income for the second quarter of 2011, computed with the adjustments to GAAP reporting set forth in the attached reconciliation, was $21.2 million, or $0.70 per diluted share, compared to $20.9 million, or $0.68 per diluted share, in the second quarter of 2010.

Integra generated $25.0 million in cash flows from operations and used $7.6 million of cash on capital expenditures in the second quarter of 2011. During the quarter, Integra completed several transactions, accomplishing the following:

•	established new terms under its $600 million credit facility, which decreased borrowing costs by 75 basis points and extended the maturity from August 10, 2015 to June 8, 2016;

•	issued $230 million of 1.625% convertible notes due December 2016;

•	acquired SeaSpine, Inc., a provider of high quality, innovative products for the spine fusion market, for $89 million in cash; and

•	repurchased 1.1 million shares for $52.7 million in cash.

“The SeaSpine acquisition, which brought both new products and excellent management to our spine business, is just the sort of acquisition that Integra has done so successfully in the past,” said Peter Arduini, President and Chief Operating Officer. “The quarter’s financing puts us in a great position to take advantage of similar opportunities in the future.”

Adjusted EBITDA for the second quarter of 2011, computed with the adjustments to GAAP reporting set forth in the attached reconciliation, was $38.5 million, an increase of 8% compared to the second quarter last year.

Adjusted EBITDA excluding stock-based compensation for the second quarter of 2011, computed with the adjustments to GAAP reporting set forth in the attached reconciliation, was $42.0 million, an increase of 7% compared to the second quarter last year.

Outlook for 2011

The Company is updating its revenue and earnings per share guidance for the full year 2011. The Company anticipates revenues between $785 million and $800 million. The Company is guiding to GAAP earnings per diluted share of between $1.40 and $1.50 and to adjusted earnings per diluted share of between $2.92 and $3.02. In accordance with our usual practice, expectations for financial performance do not include the impact of acquisitions or other strategic corporate transactions that have not yet closed.

In the future, the Company may record, or expects to record, certain additional revenues, gains, expenses or charges as described in the Discussion of Adjusted Financial measures below that it will exclude in the calculation of adjusted EBITDA and adjusted earnings per share for historical periods and in providing adjusted earnings per share guidance.

Conference Call

Integra has scheduled a conference call for 8:30 AM ET on Thursday, July 28, 2011 to discuss financial results for the first quarter and forward-looking financial guidance. The conference call will be hosted by Integra’s senior management team and will be open to all listeners. Additional forward-looking information may be discussed in a question and answer session following the call.

Access to the live call is available by dialing 719-457-2615 and using the passcode 2728148. The call can also be accessed through a webcast via a link provided on the Investor Relations homepage of Integra’s website at www.integralife.com. Access to the replay is available through August 11, 2011 by dialing 719-457-0820 and using the passcode 2728148. The webcast will also be archived on the website.

***

Integra LifeSciences, a world leader in medical devices, is dedicated to limiting uncertainty for surgeons, so they can concentrate on providing the best patient care. Integra offers innovative solutions in orthopedics, neurosurgery, spine, reconstructive and general surgery. For more information, please visit www.integralife.com.

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks, uncertainties and reflect the Company’s judgment as of the date of this release. Forward-looking statements include, but are not limited to, statements concerning future financial performance, including projections for revenues, GAAP and adjusted net income, GAAP and adjusted earnings per diluted share, non-GAAP adjustments such as system implementations charges, acquisition-related charges, non-cash amortization of imputed interest for convertible debt, intangible asset amortization, and income tax expense (benefit) related to non-GAAP adjustments. Such forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from predicted or expected results. Such risks and uncertainties include, but are not limited to: the Company’s ability to maintain relationships with customers of acquired entities; physicians’ willingness to adopt and third-party payors’ willingness to provide reimbursement for the Company’s recently launched and planned products; the Company’s ability to manufacture sufficient quantities of its products to meet its customers’ demand; initiatives launched by the Company’s competitors; the Company’s ability to secure regulatory approval for products in development; fluctuations in hospital spending for capital equipment; the Company’s ability to comply with and obtain approvals for products of human origin and comply with recently enacted regulations regarding products containing materials derived from animal sources; difficulties in controlling expenses, including costs to procure and manufacture our products; the impact of changes in management or staff levels; the Company’s ability to integrate acquired businesses; the Company’s ability to leverage its existing selling organizations and administrative infrastructure; the Company’s ability to increase product sales and gross margins, and control non-product costs; the amount and timing of acquisition and integration related costs; the geographic distribution of where the Company generates its taxable income; the effect of legislation effecting healthcare reform in the United States; fluctuations in foreign currency exchange rates; the amount of our convertible notes and bank borrowings outstanding, and the economic, competitive, governmental, technological and other risk factors and uncertainties identified under the heading “Risk Factors” included in Item 1A of Integra’s Annual Report on Form 10-K for the year ended December 31, 2010 and information contained in subsequent filings with the Securities and Exchange Commission. These forward-looking statements are made only as of the date hereof, and the Company undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

Discussion of Adjusted Financial Measures

In addition to our GAAP results, we provide adjusted revenues, adjusted earnings before interest, taxes, depreciation and amortization (EBITDA), adjusted EBITDA excluding stock-based compensation, adjusted net income and adjusted earnings per diluted share. Adjusted revenues consist of growth in total revenues excluding the effects of currency exchange rates on the current period’s revenues. The various measures of adjusted EBITDA consist of GAAP net income, excluding: (i) depreciation and amortization, (ii) other income (expense), net, (iii) interest income and expense, (iv) income taxes, (v) those operating expenses also excluded from adjusted net income and, as appropriate (vi) stock-based compensation expense. The measure of adjusted net income consists of GAAP net income, excluding: (i) acquisition-related charges; (ii) certain employee termination and related charges; (iii) intangible asset impairment charges; (iv) charges associated with discontinued or withdrawn product lines; (v) systems implementation charges; (vi) facility consolidation, manufacturing and distribution transfer charges; (vii) charges related to restructuring our European entities; (viii) charges related to extending our Chief Executive Officer’s employment contract; (ix) expenses related to refinancing the senior credit facility; (x) expenses related to our Chief Operating Officer joining the Company; (xi) non-cash amortization of imputed interest for convertible debt; (xii) intangible asset amortization expense; and (xiii) income tax expense related to above adjustments, quarterly adjustments to income tax expense related to the cumulative impact of changes in estimated tax rates and certain infrequently occurring items that affected the reported tax rate. The adjusted earnings per diluted share measure is calculated by dividing adjusted net income attributable to diluted shares by diluted weighted average shares outstanding. Reconciliations of GAAP revenues to adjusted revenues for the quarter ended June 30, 2011 and GAAP net income to adjusted EBITDA, adjusted EBITDA excluding stock-based compensation and adjusted net income, and GAAP earnings per diluted share to adjusted earnings per diluted share for the quarters ended June 30, 2011 and 2010 appear in the financial tables in this release.

Integra believes that the presentation of adjusted revenues and the various adjusted EBITDA, adjusted net income, and adjusted earnings per diluted share measures provides important supplemental information to management and investors regarding financial and business trends relating to the Company’s financial condition and results of operations. For further information regarding why Integra believes that these non-GAAP financial measures provide useful information to investors, the specific manner in which management uses these measures, and some of the limitations associated with the use of these measures, please refer to the Company’s Current Report on Form 8-K regarding this earnings press release filed today with the Securities and Exchange Commission. This Current Report on Form 8-K is available on the SEC’s website at www.sec.gov or on our website at www.integralife.com.

INTEGRA LIFESCIENCES HOLDINGS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

(In thousands, except per share amounts)

	Three Months Ended
	June 30,
	2011	2010
Total revenues	$193,329	$178,595
Costs and expenses:
Cost of product revenues	72,838	64,464
Research and development	12,709	11,761
Selling, general and administrative	95,732	74,216
Intangible asset amortization	4,050	3,575

Total costs and expenses	185,329	154,016
Operating income	8,000	24,579
Interest income	127	52
Interest expense	(6,722)	(4,300)
Other income (expense), net	593	763

Income before income taxes	1,998	21,094
Income tax expense	1,299	5,937

Net income	699	15,157
Diluted net income per share *	$0.02	$0.50

Weighted average common shares
outstanding for diluted net
income per share	30,178	30,399

*	In accordance with the authoritative guidance related to determining whether instruments issued in share-based payment transactions are participating securities, certain of the Company’s unvested restricted share units contain rights to receive non-forfeitable dividends, and thus, are participating securities requiring the two-class method of computing earnings per share. The calculation of earnings per share for common stock shown above excludes the income attributable to the unvested restricted share units with dividend rights from the numerator and excludes the dilutive impact of those units from the denominator. This had an insignificant impact (less than $0.01 per share) on diluted net income per share for all periods shown above.

Listed below are the items included in GAAP revenues and GAAP net income that management excludes in computing the adjusted financial measures referred to in the text of this press release and further described under Discussion of Adjusted Financial Measures.

Growth in total revenues excluding the effects of currency exchange rates

(In thousands)

	Three Months Ended
	June 30,
	2011	2010	Change
Orthopedics	$80,579	$72,819	11%
Neurosurgery	$72,102	$66,306	9%
Instruments	$40,648	$39,470	3%

Total revenues	$193,329	$178,595	8%
Impact of changes in
currency exchange rates	$(4,190)	—

Total revenues excluding
the effects of currency
exchange rates	$189,139	$178,595	6%

Items included in GAAP net income and location where each item is recorded

(In thousands)

Three Months Ended June 30, 2011

Item	Total Amount	COPR(a)	R&D(b)	SG&A(c)	Amort.(d)	Interest Exp(Inc)(e)	Other Exp(Inc)(f)	Tax(g)
Acquisition-related charges	$1,620	$554	—	$1,066	—	—	—	—
Certain employee termination and related charges	812	—	—	812	—	—	—	—
Intangible asset impairment charges	2,400	1,500	—	—	900	—	—	—
Charges associated with discontinued or withdrawn product lines	3,079	1,191	—	1,888	—	—	—	—
Systems implementation charges	2,932	—	—	2,932	—	—	—	—
Facility consolidation, manufacturing and distribution transfer charges	271	271	—	—	—	—	—	—
Charges related to restructuring our European entities	116	—	—	116	—	—	—	—
Charges related to extending our Chief Executive Officer’s employment contract	8,379	—	—	8,379	—	—	—	—
Expenses related to refinancing the senior credit facility	790	—	—	—	—	790	—	—
Non-cash amortization of imputed interest for convertible debt	1,998	—	—	—	—	1,998	—	—
Intangible asset amortization expense*	4,666	1,515	—	—	3,151	—	—	—
Income tax expense related to above adjustments, quarterly adjustments to income tax expense related to the cumulative impact of changes in estimated tax rates and certain infrequently occurring items that affected the reported tax rate	(6,547)	—	—	—	—	—	—	(6,547)
Depreciation expense**	6,246
Stock-based compensation expense	3,450

*For the period ending June 30, 2011, “Intangible asset amortization expense” excludes $2,400 already included in “Intangible asset impairment charges” above.
**For the period ending June 30, 2011, “Depreciation expense” excluded $1,888 already included in “charges associated with discontinued or withdrawn product lines” above.

a)

COPR – Cost of product revenues

b)	R&D – Research and development

c)	SG&A – Selling, general and administrative

d)	Amort. – Intangible asset amortization

e)	Interest Inc(Exp) – Interest income (expense), net

f)	Other Inc(Exp) – Other income (expense), net

g)	Tax – Income tax expense

Three Months Ended June 30, 2010

Item	Total Amount	COPR	R&D	SG&A	Amort.	Interest Exp(Inc)	Other Exp(Inc)	Tax
Acquisition-related charges	$640	$386	$48	$206	—	—	—	—
Intangible asset impairment charges	797	—	—	—	797	—	—	—
Systems implementation charges	548	—	—	548	—	—	—	—
Facility consolidation, manufacturing and distribution transfer charges	236	236	—	—	—	—	—	—
Non-cash amortization of imputed interest for convertible debt	1,888	—	—	—	—	1,888	—	—
Intangible asset amortization expense*	4,211	1,433	—	—	2,778	—	—	—
Income tax expense related to above adjustments, quarterly adjustments to income tax expense related to the cumulative impact of changes in estimated tax rates and certain infrequently occurring items that affected the reported tax rate	(2,593)	—	—	—	—	—	—	(2,593)
Depreciation expense	4,515
Stock-based compensation expense	3,677

*For the period ending June 30, 2010, “Intangible asset amortization expense” excludes $797 already included in “Intangible asset impairment charges” above.

INTEGRA LIFESCIENCES HOLDINGS CORPORATION
RECONCILIATION OF NON-GAAP ADJUSTMENTS – GAAP NET INCOME TO ADJUSTED EBITDA AND ADJUSTED EBITDA
EXCLUDING STOCK BASED COMPENSATION
(UNAUDITED)

(In thousands)

	Three Months Ended
	June 30,
	2011	2010
GAAP net income	$699	$15,157
Non-GAAP adjustments:
Depreciation and intangible asset amortization
Expense	10,912	8,726
Other (income) expense, net	(593)	(763)
Interest (income) expense, net	6,595	4,248
Income tax expense	1,299	5,937
Acquisition-related charges	1,620	640
Certain employee termination and related
Charges	812	—
Intangible asset impairment charges	2,400	797
Charges associated with discontinued or withdrawn
product lines	3,079	—
Systems implementation charges	2,932	548
Facility consolidation, manufacturing and
distribution transfer charges	271	236
Charges related to restructuring our European entities	116	—
Charges related to extending our Chief Executive Officer’s
employment contract	8,379	—
Total of non-GAAP adjustments	37,822	20,369

Adjusted EBITDA	$38,521	$35,526
Stock-based compensation	3,450	3,677

Adjusted EBITDA excluding stock-based compensation	$41,971	$39,203

INTEGRA LIFESCIENCES HOLDINGS CORPORATION
RECONCILIATION OF NON-GAAP ADJUSTMENTS – GAAP NET INCOME TO MEASURES OF ADJUSTED NET INCOME AND
ADJUSTED EARNINGS PER SHARE
(UNAUDITED)

(In thousands, except per share amounts)

	Three Months Ended
	June 30,
	2011	2010
GAAP net income	$699	$15,157
Non-GAAP adjustments:
Acquisition-related charges	1,620	640
Certain employee termination and related
Charges	812	—
Intangible asset impairment charges	2,400	797
Charges associated with discontinued or withdrawn
product lines	3,079	—
Systems implementation charges	2,932	548
Facility consolidation, manufacturing and
distribution transfer charges	271	236
Charges related to restructuring
our European entities	116	—
Charges related to extending our Chief Executive Officer’s
employment contract	8,379	—
Expenses related to refinancing the senior credit
facility	790	—
Non-cash amortization of imputed interest
for convertible debt	1,998	1,888
Intangible asset amortization expense	4,666	4,211
Income tax expense related to
above adjustments, quarterly adjustments to
income tax expense related to the
cumulative impact of changes in estimated tax
rates and certain infrequently occurring items
that affected the reported tax rate	(6,547)	(2,593)

Total of non-GAAP adjustments	20,516	5,727

Adjusted net income	$21,215	$20,884
Adjusted diluted net income per share *	$0.70	$0.68

Weighted average common shares outstanding for
diluted net income per share	30,178	30,399

*	In accordance with the authoritative guidance related to determining whether instruments issued in share-based payment transactions are participating securities, certain of the Company’s unvested restricted share units contain rights to receive non-forfeitable dividends, and thus, are participating securities requiring the two-class method of computing earnings per share. The calculation of earnings per share for common stock shown above excludes the income attributable to the unvested restricted share units with dividend rights from the numerator and excludes the dilutive impact of those units from the denominator. This had an insignificant impact (less than $0.01 per share) on adjusted diluted net income per share for all periods shown above.

INTEGRA LIFESCIENCES HOLDINGS CORPORATION
CONDENSED BALANCE SHEET DATA
(UNAUDITED)

(In thousands)

	June 30,	December 31,
	2011	2010
Cash and cash equivalents	$137,279	$128,763
Accounts receivable, net	116,179	106,005
Inventory, net	174,460	146,928
Term loan	—	148,126
Bank line of credit	144,375	100,000
Convertible securities	345,687	155,154
Stockholders’ equity	518,817	499,963

INTEGRA LIFESCIENCES HOLDINGS CORPORATION
RECONCILIATION OF NON-GAAP ADJUSTMENTS – GUIDANCE

(In thousands, except per share amounts)

	Recorded Year to	Projected Year Ended
	Date
	June 30, 2011	December 31, 2011

		Low	High

GAAP net income	$12,186	$41,450	$44,450
Non-GAAP adjustments:
Acquisition-related charges	2,562	6,370	6,370
Certain employee termination and related charges	846	846	846
Intangible asset impairment charges	2,648	2,648	2,648
Charges associated with discontinued or withdrawn
product lines	3,179	3,179	3,179
Systems implementation charges	5,587	16,300	16,300
Facility consolidation, manufacturing
and distribution transfer charges	2,093	2,550	2,550
Charges related to restructuring our European entities	378	640	640
Charges related to extending our Chief Executive Officer’s
employment contract	8,379	8,379	8,379
Expenses related to refinancing the senior credit
facility	790	790	790
Expenses related to our Chief Operating
Officer joining the Company	—	200	200
Non-cash amortization of imputed interest
for convertible debt	3,632	10,450	10,450
Intangible asset amortization expense	8,908	20,825	20,825
Income tax expense related
to above adjustments and certain
infrequently occurring items	(10,430)	(27,927)	(27,927)

Total of non-GAAP adjustments	28,572	45,250	45,250

Adjusted net income	$40,758	$86,700	$89,700
GAAP diluted net income per share	$0.40	$1.40	$1.50
Non-GAAP adjustments detailed above
(per share)	$0.95	$1.52	$1.52
Adjusted diluted net income per share	$1.35	$2.92	$3.02

Weighted average common shares
outstanding for diluted net
income per share	30,154	29,700	29,700

Items included in GAAP net income guidance and location where each item is expected to be recorded

(In thousands)

Projected Year Ended December 31, 2011

Item	Total Amount	COPR	R&D	SG&A	Amort.	Interest Exp(Inc)	Other Exp(Inc)	Tax
Acquisition-related charges	$6,370	$3,235	$364	$2,771	—	—	—	—
Certain employee termination and related charges	846	34	—	812	—	—	—	—
Intangible asset impairment charges	2,648	1,597	—	—	1,051	—	—	—
Charges associated with discontinued or withdrawn product lines	3,179	1,291	—	1,888	—	—	—	—
Systems implementation charges	16,300	—	—	16,300	—	—	—	—
Facility consolidation, manufacturing and distribution transfer charges	2,550	1,650	—	900	—	—	—	—
Charges related to restructuring our European entities	640	—	—	640	—	—	—	—
Charges related to extending our Chief Executive Officer’s employment contract	8,379	—	—	8,379	—	—	—	—
Expenses related to refinancing the senior credit facility	790	—	—	—	—	790	—	—
Expenses related to our Chief Operating Officer joining the Company	200	—	—	200	—	—	—	—
Non-cash amortization of imputed interest for convertible debt	10,450	—	—	—	—	10,450	—	—
Intangible asset amortization expense	20,825	6,095	—	—	14,730	—	—	—
Income tax expense related to above adjustments, quarterly adjustments to income tax expense related to the cumulative impact of changes in estimated tax rates and certain infrequently occurring items that affected the reported tax rate	(27,927)	—	—	—	—	—	—	(27,927)

Source: Integra LifeSciences Holdings Corporation